Exhibit 10.3

AMERICAS SILVER CORPORATION

DEFERRED SHARE UNIT PLAN

Effective July 1, 2015

Table of Contents

Article 1.	PURPOSE	3
1.1	Purpose	3
1.2	Effective Date	3
Article 2.	DEFINITIONS	3
2.1	Definitions	3
Article 3.	ADMINISTRATION	5
3.1	General	5
3.2	Delegation of Administration	6
3.3	Limitation of Liability	6
Article 4.	DEFERRED SHARE UNIT AWARDS	6
4.1	Grants of DSUs	6
4.2	Terms of DSUs	7
4.3	Maximum Number of Common Shares and Limitations	7
4.4	Redemption of DSUs	7
4.5	Blackout Periods	7
Article 5.	PAYMENT OF BENEFITS	8
5.1	Settlement Date	8
5.2	Payment of Benefits	8
5.3	Settlements of DSUs with Common Shares	8
5.4	Death of a Participant	9
Article 6.	PARTICIPANT’S ACCOUNT	9
6.1	Participant Accounts	9
6.2	Annual Notice	9
Article 7.	RIGHTS OF PARTICIPANTS	9
7.1	No Right to Employment or Service	9
7.2	Legal Ownership of Common Shares	9
7.3	Prohibition on Transfer of Rights	9
Article 8.	AMENDMENT, SUSPENSION AND TERMINATION	9
8.1	Amendment of Plan	9
8.2	Amendments without Shareholder Approval	9
8.3	Amendments Requiring Shareholder Approval	10
Article 9.	ADJUSTMENTS, REORGANIZATIONS AND DIVIDENDS	10
9.1	Capital Adjustments	10
9.2	Fluctuation in Common Share Price	11
Article 10.	DESIGNATION OF BENEFICIARIES	11
10.1	Designation of Beneficiaries	11
Article 11.	TAX	11
11.1	Tax Consequences	11
11.2	Withholding Requirements	11
Article 12.	UNSECURED PLAN	12
12.1	Unsecured Plan	12
Article 13.	COMPLIANCE WITH APPLICABLE LAWS	12
13.1	Compliance with Applicable Laws	12
Article 14.	GENERAL	12
14.1	No Representation	12
14.2	Governing Law	12
14.3	Severability	12
14.4	Headings	12
14.5	Successors and Assigns	12

DEFERRED SHARE UNIT PLAN

Article 1.     PURPOSE

1.1        Purpose.  The purpose of the Plan is to advance the interests of the Company and its Affiliates by attracting and retaining highly competent persons as Directors, Officers and Employees, to allow such persons to participate in the long term success of the company and to promote a greater alignment of interests between the participants designated under this Plan and the shareholders of the Company.

1.2        Effective Date.  This Plan shall become effective upon receipt of Board approval and any requisite regulatory approvals, as applicable.

Article 2.      DEFINITIONS

2.1        Definitions.  In this Plan, unless the context otherwise requires, the following terms shall have the following meanings:

(a)	“Account” means an account maintained for each Participant on the books of the Company, which will be credited with DSUs in accordance with the terms of this Plan;

(b)	“Adjustment Factor” means such multiplier as the Board determines appropriate from time-to-time with respect to calculating the number of DSUs to be granted in lieu of earned amounts that would otherwise be payable in cash but are to be deferred through the issuance of DSUs as set out from time-to-time by the Board in the applicable DSU Award Agreement;

(c)	“Administrator” means the Company’s Chief Financial Officer or any other person or persons appointed from time to time by the Committee to administer this Plan;

(d)	“Affiliate” means (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee;

(e)	“Annual Board Retainer” means the annual retainer paid by the Company to a Director in a fiscal year for service on the Board, together with Board committee fees, attendance fees and additional fees and retainers to committee chairs;

(f)	“Award” means a grant of DSUs to a Participant in accordance with Article 4 of this Plan;

(g)	“Beneficiaries” means such individuals who, on the date of a Participant’s death, are a dependent or relation of such Participant and are designated in accordance with this Plan and applicable laws to receive the value of the DSUs credited to the Participant on the date of death, or where no such individuals have been validly designated by the Participant, or where the individuals so designated do not survive the Participant, the Participant’s legal representative;

(h)	“Board” means the board of directors of the Company, as constituted from time to time;

(i)	“business day” means a day, other than Saturday, Sunday or a day on which the principal commercial banking institutions in Toronto, Ontario are, or the Exchange is, closed;

(j)	“Committee” means the Compensation and Corporate Governance Committee of the Board or such other committee of the Board comprised of members of the Board as the Board shall from time to time appoint to administer the Plan;

(k)	“Common Shares” means the common shares of the Company as currently constituted or, in the event of an adjustment as contemplated by Article 9, such other shares or securities to which a Participant may be entitled or on which the value of an Award may be based, as a result of such adjustment;

(l)	“Company” means Americas Silver Corporation and includes any successor thereof;

(m)	“Deferred Share Units” or “DSUs” means a unit credited by means of a bookkeeping entry to the account of an Eligible Participant in accordance with the provisions hereof, the value of which, on a particular date, shall be equal to the Market Price of one Common Share;

(n)	“Director” means a member of the board of directors of the Company or any of its Related Entities;

(o)	“DSU Award Agreement” means the agreement in writing evidencing the terms and conditions under which an Award has been granted under this Plan, substantially in the form attached hereto as Schedule A;

(p)	“Eligible Participant” means any Director, Officer or Employee of the Company or any Affiliate determined by the Committee as eligible for participation in this Plan;

(q)	“Employee” means an individual (other than a director or Officer) who:

(i)	works for the Company or an Affiliate on a continuing and regular basis for a minimum amount of time per week providing services specified by the Company or the Affiliate and is subject to the control and direction of the Company or the Affiliate regarding both the method of performing or executing the services and the result to be effected,

(ii)	works full-time for the Company or an Affiliate providing services normally provided by an employee and who is subject to the same control and direction by the Company or the Affiliate over the details and method of work as an employee of the Company or the Affiliate, and for whom income tax deductions are made at source, or

(iii)	works for the Company or an Affiliate on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and who is subject to the same control and direction by the Company or the Affiliate over the details and method of work as an employee of the Company or the Affiliate, but for whom income tax deductions are not made at source;

(r)	“Exchange” means the TSX or, if the Common Shares are not then listed and posted for trading on the TSX, such stock exchange in Canada on which such Common Shares are listed and posted for trading as may be selected for such purpose by the Board;

(s)	“Market Price” as at any date in respect of the Common Shares means the volume-weighted average price of the Common Shares on the Exchange for the five trading days immediately preceding such date, but if such Common Shares did not trade on such trading days, the Market Price shall be average of the bid and ask prices in respect of such Common Shares at the close of trading on such trading day;

(t)	“Officer” means a senior officer of the Company or an Affiliate;

(u)	“Participant” means an Eligible Participant who holds an Award under the terms of this Plan;

(v)	“Plan” means this Deferred Share Unit Plan, as the same may be amended from time to time;

(w)	“Quarterly Conversion Date” means with respect to any fiscal quarter, the date used to determine the Market Price of a Common Share for the purposes of determining the number of Deferred Share Units to be credited with respect of that fiscal quarter to a Director’s account; which shall be, unless otherwise determined by the Committee, the last business day of the fiscal quarter in respect of which the Deferred Share Units are credited;

(x)	“Regulations” means the Income Tax Regulations as amended from time to time;

(y)	“Securities Act” means the Securities Act (Ontario) as amended from time to time;

(z)	“Settlement Date” has the meaning ascribed to it in Section 5.1 hereto;

(aa)	“Tax Act” means the Income Tax Act (Canada) as amended from time to time;

(bb)	“Termination Date” means the date on which for any reason a Participant ceases to be a Director (and is not otherwise an Employee of the Company), Officer or Employee of the Company, excluding any notice period awarded by the Company, or required by employment law or by court judgments and includes termination from the Board, termination of employment, voluntary resignation, retirement from the workforce, permanent disability or death of a Participant; and

(cc)	“TSX” means the Toronto Stock Exchange.

(dd)	“U.S. Addendum” has the meaning ascribed thereto in Section 4.1;

(ee)	“U.S. Grantee” has the meaning ascribed thereto in Section 4.1;

Article 3.      ADMINISTRATION

3.1        General.

(a)	The Plan shall be administered as required by the Committee, under the supervision of the Board. The Committee has full and complete authority to interpret, construe and administer the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations and perform all other acts that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation, construction and administration of the Plan, or any action, all as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned for all purposes.

(b)	Notwithstanding the foregoing, all actions of the Committee shall be such that the Plan continuously meets the requirements of any applicable tax laws and regulations, and shall be subject to all requisite Exchange, regulatory and/or shareholder approvals, as required from time to time.

3.2        Delegation of Administration.  The Committee may delegate to one or more of its members or an Administrator such administrative duties as it may deem advisable, including without limitation delegation to an Administrator of the authority to acquire Common Shares through the facilities of the Exchange for delivery to Participants in settlement of DSUs in accordance with the Plan. Any Committee or Administrator to whom duties have been delegated as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or any Administrator may have under the Plan.

3.3        Limitation of Liability.  No member of the Committee or the Board shall be liable for any action or determination made in good faith pursuant to the Plan. To the full extent permitted by law, the Company shall indemnify and save harmless each person made, or threatened to be made, a party to any action or proceeding by reason of the fact that such person is or was a member of the Committee or is or was a member of the Board and, as such, is or was required or entitled to take action pursuant to the terms of the Plan. The expenses of administering the Plan shall be borne by the Company.

Article 4.      DEFERRED SHARE UNIT AWARDS

4.1        Grants of DSUs.  Subject to the provisions of this Plan, the Committee may grant DSUs to Eligible Participants. The award of DSUs to an Eligible Participant who is subject to taxation in the United States on employment or business income (a “U.S. Grantee”) shall be subject to the terms and conditions set forth in Schedule B (the “U.S. Addendum”). The Plan and the U.S. Addendum are complementary to each other and shall, with respect to an award of DSUs to a U.S. Grantee, be read and deemed as one. In the event of any contradiction, whether explicit or implied, between the provisions of the U.S. Addendum and the Plan, the provisions of the U.S. Addendum shall prevail with respect to an award of DSUs to a U.S. Grantee.

The provisions specified in the U.S. Addendum shall apply solely to DSUs granted or credited to U.S. Grantees and shall form an integral part of the Plan with respect to such DSUs, subject to any applicable restrictions or limitations as provided in applicable law.

4.2        Terms of DSUs.

(a)	Deferred Share Units granted pursuant to the Plan shall be credited to an account maintained for the Participant by the Company. In the case of DSUs granted in lieu of a Director’s Annual Board Retainer, the number of DSUs granted shall be determined on a quarterly basis by the Company’s CFO and equal to, the product of the Annual Board Retainer to be deferred multiplied by the applicable Adjustment Factor, divided by the Market Price per Common Share on the Quarterly Conversion Date with the resulting number of DSUs to be credited effective the first business day following the last day of each fiscal quarter for which the Annual Board Retainer is payable.

(b)	DSUs may also be granted on such terms as shall be determined by the Board and set out in a DSU Award Agreement, a form of which is attached hereto as Schedule A. Without limiting the generality of the foregoing, subject to the provisions of this Plan, the Committee shall, in its sole discretion and from time to time, determine the Eligible Participants to whom Awards will be made based on its assessment, for each Participant, of the anticipated contribution of such Eligible Participant to the success of the Company. At such time, the Committee shall also determine, in connection with each Award, the effective date thereof, the number of DSUs to be allocated, the terms and conditions of vesting, if any, and such other terms and conditions which the Committee considers appropriate to the Award in question, and which terms and conditions need not be identical as between any two Awards, whether or not contemporaneous.

4.3        Maximum Number of Common Shares and Limitations. The number of Common Shares issuable under the Plan combined with the number of Common Shares issuable under all security- based compensation arrangements of the Company shall not exceed 10% of the issued and outstanding Common Shares as at the date of such Award.

The maximum aggregate value of Awards granted under the Plan to any non-employee Director in a one-year period combined with the value of all grants under other security-based compensation arrangements of the Company in such one-year period shall not exceed $150,000. The foregoing limitations do not apply to grants made in lieu of directors’ fees payable in cash.

Notwithstanding anything else contained herein, the number of Common Shares of the Company which are (i) issuable at any time, and (ii) issued within any one year period, to insiders (as such term is defined in Part 1 of the TSX Company Manual) of the Company pursuant to the terms of the Plan and under any other security-based compensation arrangement, shall not exceed 10% of the Company’s total issued and outstanding Common Shares (the “Insider Participation Limit”).

4.4        Redemption of DSUs.  Subject to the provisions of this Plan and any DSU Award Agreement, a DSU held by a Participant shall be redeemed by the Company with settlement to occur on the Settlement Date, as described in Section 5.1 hereof, unless otherwise determined by the Committee or agreed to between the Company and the Participant, but subject to Section 3.1 hereof.

4.5       Blackout Periods.  The Company may from time to time impose trading blackouts during which some or all Directors, Officers and Employees may not trade in the securities of the Company. In the event that a trading blackout is imposed by management or the Board in accordance with any insider trading policy that the Company may adopt from time to time, Participants subject to the blackout are prohibited from buying, selling or otherwise trading in securities of the Company until such time as notice is formally given by the Company that trading may resume. For the avoidance of doubt, such blackout periods are not intended to restrict the ordinary course issuance DSUs as contemplated by Section 4.2(a).

Notwithstanding this Section 4.5 hereof, if the Settlement Date of any Award of DSUs falls within such a blackout period, it shall be automatically extended to the date which is ten (10) Business Days following the end of such blackout period.

Article 5.      PAYMENT OF BENEFITS

5.1       Settlement Date.  All of the DSUs credited to the Participant’s Account, as may be adjusted pursuant to Section 9.1 hereof, shall be redeemed by the Company, in the form and manner specified by the Committee, following such Participant’s Termination Date, but in no event later than December 15 the calendar year following the calendar year which includes the Termination Date (the “Settlement Date”).

5.2       Payment of Benefits.  Subject to the provisions of this ARTICLE 5, after the Termination Date with respect to a Participant, the Company shall, in satisfaction of its obligations hereunder and in its sole discretion, either:

(a)	pay to the Participant, or Participant’s Beneficiaries, on the Settlement Date a lump sum cash payment, net of any applicable withholdings, equal to the number of DSUs credited to his or her Participant Account as of the Settlement Date multiplied by the Market Price of one Common Share on the Settlement Date; or

(b)	subject to Section 5.3 herein, deliver to the Participant, or to the Participant’s Beneficiaries, on the Settlement Date that number of Common Shares equal to the whole number of DSUs credited to his or her Participant Account as of the Settlement Date, plus a cash settlement of any fraction of a DSU, provided that the Company shall be entitled to sell a portion of the Common Shares to fund payment of applicable taxes and any associated costs as contemplated in Section 11.2 herein.

The Participant shall have no further entitlement under the Plan upon receipt of the lump sum cash payment referred to in Section 5.2(a) or Common Shares (and where applicable, cash in lieu of fractional Common Shares) under Section 5.2(b).

5.3       Settlements of DSUs with Common Shares.

(a)	In order to satisfy its settlement obligation where the Company has, subject to Exchange approval, elected to deliver Common Shares on a Settlement Date, the Company, at the discretion of the Board may elect to obtain Common Shares in respect of a Participant's entitlement through the facilities of the Exchange in accordance with the by-laws, regulations and policies of the Exchange or issue such Common Shares from treasury.

(b)	Any entitlement to fractional Common Shares shall be paid in cash based on the Market Price of one Common Share on the Settlement Date, less any applicable withholdings.

(c)	If the Company elects to deliver Common Shares on a Settlement Date, the Company shall pay all brokerage fees and commissions arising in connection with the purchase of such Common Shares by the Company.

5.4       Death of a Participant.  In the event of the death of a Participant prior to the settlement of the DSUs credited to his or her Account, the Board shall, on the Settlement Date, cause to be delivered to the estate of the Participant or such Participant’s Beneficiary, the cash payment or number of Common Shares such Participant would have been entitled to.

Article 6.      PARTICIPANT’S ACCOUNT

6.1       Participant Accounts.  The Company shall maintain or cause to be maintained in its records an Account for each Participant recording at all times the number of DSUs credited to the Participant’s Account. Upon payment in satisfaction of DSUs in accordance with Article 5 above, the Participant’s entitlement to receive any and all amounts in respect of DSUs so paid shall be fully discharged and satisfied and such DSUs shall be cancelled and thereupon deleted from the Account of such Participant.

6.2       Quarterly Notice.  The Company shall deliver to each Participant a quarterly written notification of the balance of DSUs in the Participant’s Account.

Article 7.      RIGHTS OF PARTICIPANTS

7.1       No Right to Employment or Service.  Nothing in this Plan nor any action taken hereunder shall be construed as giving a Participant the right to be retained as a Director, Officer or Employee of the Company, or giving any Participant or any other person the right to receive any benefits not expressly provided in this Plan, nor shall it interfere in any way with any other right of the Company to terminate the employment or service of any Participant at any time.

7.2       Legal Ownership of Common Shares.  Under no circumstances shall DSUs be considered Common Shares nor shall they entitle any Participant to exercise voting rights or any other rights attaching to the ownership or control of Common Shares, including, without limitation, rights on liquidation, nor shall any Participant be considered the owner of any Common Shares to be delivered under this Plan until the date of purchase or issuance of such Common Shares, as determined by the Board, for the Account of such Participant as specifically provided herein.

7.3       Prohibition on Transfer of Rights.  The rights or interests of a Participant under this Plan, including the DSUs, shall not be assignable or transferable, otherwise than in case of death as set out in this Plan, and such rights or interests shall not be encumbered by any means. Any attempt to so assign, transfer or encumber any such amount, whether presently or thereafter payable, shall be void and of no force or effect.

Article 8.      AMENDMENT, SUSPENSION AND TERMINATION

8.1       Amendment of Plan.  This Plan may be amended at any time by the Board in its sole discretion, subject to applicable regulatory approval, (including, approval of the TSX), and the terms of this Plan; provided that, no such amendment shall, unless required by law, adversely affect the rights of any Participant with respect to DSUs to which the Participant is then entitled under this Plan, without the consent of the Participant, and any amendment shall be such that this Plan continuously meets the conditions and requirements of paragraph 6801(d) of the Regulations and any applicable provincial tax laws and regulations or any successor provisions thereto.

8.2       Amendments without Shareholder Approval

Without limiting the generality of the foregoing, the Board may make the following amendments to the Plan, without obtaining shareholder approval:

(a)	amendments to the vesting provisions of the Plan and any DSU Award Agreement;

(b)	amendments to the terms and conditions of the Plan necessary to ensure that the Plan complies with the applicable laws, regulations, rules, orders of governmental or regulatory authorities or the requirements of the Exchange in place from time to time;
(c)	amendments to the provisions of the Plan respecting administration of the Plan;
(d)	amendments to the provisions of the Plan respecting the terms and conditions on which Awards may be made pursuant to the Plan;
(e)	amendments to the Plan that are of a "housekeeping" nature; and
(f)	any other amendments, fundamental or otherwise, not requiring shareholder approval under applicable laws or applicable policies of the Exchange.

8.3        Amendments Requiring Shareholder Approval

Without limiting the generality of the foregoing, the Board may not, without the approval of the Company’s shareholders, make the following amendments to the Plan:

(a)	an increase to the Plan maximum or the number of Common Shares issuable under the Plan (including specifically to grants to non-employee Directors);
(b)	any amendment to the amendment provisions in Sections 8.2 and 8.3 of the Plan;
(c)	extension of the termination or expiry of an Award;
(d)	the removal or increase of Insider Participation Limits;
(e)	any change that would materially modify the eligibility requirements for participation in this Plan; and
(f)	any amendment that permits the assignment or transfer of a DSU other than for normal estate planning purposes.

8.4       Termination of Plan.  The Board may, in its sole discretion and without the consent of any Participant, terminate the Plan at any time by giving written notice thereof to each Participant. Following termination of the Plan, additional DSUs shall not be credited to the Accounts of Participants except pursuant to ARTICLE 4 hereof. Notwithstanding the termination of the Plan, all amounts distributable under the Plan shall be paid to the persons entitled thereto on the date on which such distributions would have been made had the Plan not been terminated.

Article 9.      ADJUSTMENTS, REORGANIZATIONS AND DIVIDENDS

9.1        Capital Adjustments.

(a)	The existence of DSUs shall not affect in any way the right or power of the Company or its shareholders to make or authorize any stock dividend, stock split, combination or exchange of shares, merger, consolidation, recapitalization, amalgamation, plan of arrangement, reorganization, spin-off or other distribution of the Company’s assets to shareholders or any other change affecting the Common Shares. However, such adjustments as are required to reflect such change shall be made with respect to each Participant’s Account, as the Committee in its discretion may deem appropriate to reflect such change.

(b)	In the event that the Company has paid any dividends on the Common Shares since the credit of a DSU to a Participant Account (other than a dividend payable in Common Shares), there shall be credited to the Participant Account that number of additional DSUs equal to: (a) the product of the aggregate number of DSUs credited to the Participant Account prior to the payment of the dividend multiplied by the per share amount of such dividend (or, in the case of any dividend payable in property other than cash, the per share value of such dividend, as determined by the Board), divided by (b) the average of the bid and ask prices in respect of a Common Share on the date the dividend is declared.

(c)	In the event that the Company has paid any dividends on the Common Shares in additional Common Shares since the credit of a DSU to a Participant Account (other than a cash dividend payable in Common Shares at the election of the holder), the number of DSUs credited to the Participant Account shall be increased by a number equal to the product of (a) the aggregate number of DSUs credited to the Participant Account prior to the payment of the dividend, multiplied by (b) the number of Common Shares (including any fraction thereof) payable as a dividend on one Common Share.

Any additional DSU’s granted pursuant to these Sections 9.1(b) and (c) shall be settled in the same manner as determined in Article 5.

9.2        Fluctuation in Common Share Price. No amount will be paid to, or in respect of, a Participant under this Plan or pursuant to any other arrangement, and no other DSUs will be granted to such Participants to compensate for a downward fluctuation in the price of a Common Share, nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose.

Article 10.      DESIGNATION OF BENEFICIARIES

10.1      Designation of Beneficiaries. Subject to applicable law, a Participant may designate in writing one or more persons who are dependents or relations as Beneficiaries to receive any amount payable under this Plan on the death of such Participant, and may change such designations from time to time. Such designations shall be in such form and executed and filed in such manner as the Board or the Administrator may from time to time determine. If no Beneficiaries are designated, the Participant’s legal representative will receive any amount payable under this Plan.

Article 11.      TAX

11.1      Tax Consequences. It is the responsibility of the Participant to complete and file any tax returns which may be required under any applicable tax laws within the periods specified in those laws as a result of the Participant’s participation in this Plan. The Company shall not be responsible for any tax consequences to the Participant as a result of the Participant’s participation in this Plan. The Participant shall remain responsible at all times for paying any federal, provincial, local and foreign income or employment tax due with respect to any Award, and the Company shall not be liable for any interest or penalty that a Participant incurs by failing to make timely payments of tax.

11.2      Withholding Requirements. Prior to the delivery of any Common Shares or cash under this Plan, the Company shall have the power and the right to deduct or withhold, or to require a Participant to remit to the Company, an amount sufficient to satisfy any federal, provincial, local and foreign taxes, pension plan contributions, employment insurance premiums and any other required deductions (collectively referred to herein as “withholding taxes”) that the Company determines is required to be withheld to comply with applicable laws. The Company shall make any withholdings or deductions in respect of withholding taxes as required by law or the interpretation or administration thereof. The Company shall be entitled to make arrangements to sell a sufficient number of Common Shares to be issued pursuant to the Plan to fund the payment and remittance of withholding taxes that are required to be deducted or withheld and any associated costs (including brokerage fees).

Article 12.      UNSECURED PLAN

12.1      Unsecured Plan. Unless otherwise determined by the Board, this Plan will at all times remain unfunded and the obligations of the Company under this Plan shall be general unsecured obligations of the Company and any amounts due to Participants under this Plan shall be paid out of the general assets of the Company. The Company shall not segregate any assets for the purpose of funding its obligations with respect to DSUs credited hereunder. Neither the Company nor the Committee shall be deemed to be a trustee of any amounts to be distributed or paid pursuant to the Plan. No liability or obligation of the Company pursuant to the Plan shall be deemed to be secured by any pledge of, or encumbrance on, any property of the Company or any Affiliate.

Article 13.      COMPLIANCE WITH APPLICABLE LAWS

13.1      Compliance with Applicable Laws. Any obligation of the Company with respect to the Common Shares in accordance with the terms of this Plan is subject to compliance with all applicable laws, regulations, rules, orders of governmental or regulatory authorities and the requirements of the Exchange. Notwithstanding any other provision of this Plan, if the Company, in its sole discretion, determines that it is not desirable or feasible to provide for the settlement of DSUs in Common Shares in accordance with Section 5.3 above, including by reason of any such laws, regulations, rules, orders or requirements, such obligation shall be satisfied by means of a cash payment determined in accordance with subsection 5.2(a) above, net of applicable withholdings. Each Participant shall comply with all such laws, regulations, rules, orders and requirements, and shall furnish the Company with any and all information and undertakings as may be required to ensure compliance therewith.

Article 14.      GENERAL

14.1      No Representation. The Company makes no representation or warranty as to the future market of the Common Shares.

14.2      Governing Law. This Plan shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. The Participants and Company hereby attorn to the jurisdiction of the courts of the Province of Ontario with respect to any and all actions in relation thereto.

14.3      Severability. If any provision of this Plan is determined to be void or unenforceable in whole or in part, such void or unenforceable provision shall be severed from the remainder of this Plan and such determination shall not affect the validity or enforceability of any other provision.

14.4      Headings. Headings are for ease of reference only and shall not affect the interpretation or construction of the provisions hereof.

14.5      Successors and Assigns. This Plan shall be binding on all successors and assigns of the Company and any Participant, including without limitation, the estate of such Participant and the executor, liquidator, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

***

SCHEDULE A
AMERICAS SILVER CORPORATION

DEFERRED SHARE UNIT AGREEMENT

This DEFERRED SHARE UNIT AGREEMENT is made effective as of the day of , 20 between

AMERICAS SILVER CORPORATION (the “Company”) and the undersigned (the “Participant”), being a director, officer or employee of the Company or an Affiliate of the Company designated pursuant to the terms of the Deferred Share Unit Plan of the Company, as may be amended from time to time (the ”Plan”). Capitalized terms used herein and not otherwise defined have the meaning given to such terms in the Plan.

In consideration for the grant of DSUs made to the Participant pursuant to the Plan (the receipt and sufficiency of which are hereby acknowledged), the Participant hereby agrees and confirms that:

1.	The Participant has received a copy of the Plan and has read, understands and agrees to be bound by the provisions of the Plan. The Participant acknowledges, among other things, that the Plan contains provisions relating to termination and restricting the transfer of rights or interests of Participants under the Plan.

2.	The Participant accepts and consents to and shall be deemed conclusively to have accepted and consented to, and agreed to be bound by, the provisions and all terms of the Plan and all bona fide actions or decisions made by the Board, the Committee, or any person to whom the Committee may delegate administrative duties and powers in relation to the Plan, which terms and content shall also apply to and be binding on all successors and assigns of the Company and the Participant, including the estate of such Participant and the executor, liquidator, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

3.	The Participant hereby elects to receive 100% of his/her Annual Board Retainer for the remainder of the Company’s current fiscal year in the form of DSUs. For U.S. Grantees, the deferral election will be effective only with respect to remuneration payable in respect of services performed after the date the election is effective. This election shall continue to apply for all subsequent fiscal years, unless and until the Board resolves that the Annual Board Retainer not be paid in the form of DSUs. The DSUs granted hereunder will be calculated in accordance with Section 4.2(a) of the Plan with an Adjustment Factor of 1.25 to be applied to the Annual Board Retainer.

4.	This Agreement shall be considered as part of and an amendment to the employment or service agreement between the Participant and the Company and the Participant hereby agrees that the Participant will not make any claim under that employment or service agreement for any rights or entitlement under the Plan or damages in lieu thereof, except as expressly provided in the Plan.

5.	Participants who are “insiders” of the Company are required to file an insider report under Canadian securities laws in respect of the grant of DSUs and upon future conversion of these DSUs into DSU Shares and any subsequent sales of such DSU Shares.

6.	In the event of any inconsistency between the terms of this Agreement and the Plan, the terms of this Agreement shall prevail to the extent that it is not inconsistent with the requirements of the Exchange.

This Agreement shall be determined in accordance with the laws of Ontario and the laws of Canada applicable therein.

Words used herein which are defined in the Plan shall have the respective meanings ascribed to them in the Plan.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

AMERICAS SILVER CORPORATION

By:
Name:
Title:
(Authorized Signing Officer)

Accepted:_______________________, 20__

[Name]

SCHEDULE B

ADDENDUM FOR DSUs GRANTED TO A U.S. GRANTEE

1)	The procedures regarding the Settlement Date outlined in Section 5.1 of the Plan do not apply to Eligible Participants to whom this U.S. Addendum applies (i.e., Eligible Participants who are U.S. Grantees). For the avoidance of doubt, U.S. Grantees are not permitted to select a redemption date under the Plan. All vested DSUs credited to a U.S. Grantee will be redeemed and paid in accordance with the Plan between a date at least six months and one day following the date that the Eligible Participant ceases to be an Eligible Participant as a result of a termination of employment and/or service as contemplated in Section 5.1, of the Plan (including as a result of a termination of employment and/or service due to long-term disability or retirement), and a date that is the earliest of (i) December 31st of the calendar year that includes the Termination Date and (ii) the 15th day of the third calendar month following the month that includes the Termination Date; based on the Market Price of the Common Shares on such date multiplied by the number of DSUs so redeemed.

2)	For the purposes of clarity of the intent to comply with paragraph 6801(d) of the Regulations made pursuant to the Income Tax Act (Canada), in no event will any payment under the Plan be made later than the end of the first calendar year commencing after such U.S. Grantee's death, retirement, or cessation of service.

3)	For purposes of U.S. Grantees subject to this Schedule B, references to cessation or termination of employment shall be construed as requiring a separation from service within the meaning of U.S. Treasury Regulation §1.409A-1(h).

4)	References to “Affiliated Entities” shall be interpreted in a manner that complies with the definitions of “service recipient” and “employer”, as applicable, under the U.S. Treasury Regulations under Section 409A of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

5)	The Company shall withhold from any award and/or payment under the Plan all taxes or other amounts required to be withheld by the Company under applicable law.

6)	This Schedule B, and the Plan as it relates to U.S. Grantees, shall be interpreted and applied in a manner that complies with the requirements of Section 409A of the Code.

7)	All other provisions of the Plan shall continue to apply to the U.S. Grantees to the extent they have not been specifically modified by this U.S. Addendum.

***